                                LOAN AGREEMENT
                                --------------


        THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of the ____ day of April, 1996 by and between WINDMERE CORPORATION, a Florida corporation ("Windmere"), and SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation ("Salton/Maxim"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement, dated as of February 27, 1996 (the "Stock Purchase Agreement"), by and between Windmere and Salton/Maxim.

        WHEREAS, Windmere and Salton/Maxim are parties to that certain Stock Purchase Agreement pursuant to which Windmere will acquire certain shares of Salton/Maxim's common stock; and

        WHEREAS, in connection with working capital purposes and for its other corporate purposes, Salton/Maxim seeks to obtain, and Windmere has agreed to provide, a loan in the principal amount of Three Million Two Hundred Fifty-Four thousand Two Hundred Eighty-Six Dollars ($3,254,286).

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

                                  SECTION 1

                         AMOUNT AND TERMS OF THE LOAN
                         ----------------------------

        1.1 Loan. Windmere hereby agrees, upon the terms and subject to the conditions hereof and of the Note (as hereinafter defined), to extend a loan to Salton/Maxim (the "Loan") in the principal amount of Three Million Two Hundred Fifty-Four Thousand Two Hundred Eighty-Six Dollars ($3,254,286).

        1.2 Repayment of Loan. On the closing Date and as a condition to consummation of the transactions contemplated by the Stock Purchase Agreement, the entire unpaid principal balance of the Loan, together with all interest accrued and unpaid thereon, shall be due and payable in full; provided, however, that, upon request from Salton/Maxim, Windmere shall apply the cash portion of the Purchase Price against the total amount outstanding and due on the Closing Date. In the event the Stock Purchase Agreement is terminated for any reason in accordance with its terms, (i) the entire unpaid principal balance of the Loan, together with all interest accrued and unpaid thereon, shall be due and payable on September 30, 1996, and (ii) Salton/Maxim shall issue to Windmere options to purchase up to 75,000 shares of Salton/Maxim's common stock, which shall be immediately exercisable at an exercise price of $3.00 per share, and which option shall be subject to such other terms and conditions as are applicable to the options which have been granted during the two (2) years prior to the date hereof to executive officers of Salton/Maxim pursuant to their respective stock option agreements.

        1.3. Prepayment. Salton/Maxim shall have the right to prepay all or any portion of the outstanding principal balance of the Loan, form time to time at any time, upon two (2) business days advance written notice to Windmere, without premium or penalty; provided that, at the time of any such prepayment, Salton/Maxim shall pay to Windmere all interest accrued and unpaid on that portion of the principal balance of the Loan being prepaid.

        1.4. Interest. The Loan shall bear interest at the rate of eight percent (8%) per annum. Interest shall be calculated on the basis of a 365-day year and actual days elapsed.

        1.5 Note and Loan Documents. All obligations of Salton/Maxim to Windmere under the Loan shall be evidenced by a promissory note of Salton/Maxim made payable to the order of Windmere in the principal amount of Three Million Two Hundred Fifty-Four Thousand Two Hundred Eighty-Six Dollars ($3,254,286), in the form attached hereto as Exhibit A (the "Note"). this Agreement and all instruments and documents executed in connection with the Loan, including without limitation the Note and any other agreements, contracts, security agreements, assignments and other documents executed to secure the Loan, are referred to in this Agreement as the "Loan Documents".


                                  SECTION 2
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

        To induce Windmere to enter into this Agreement and to make the Loan contemplated hereby, Salton/Maxim represents and warrants to Windmere that:

        2.1 Organization, Standing, Power, Etc. Salton/Maxim is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all other Loan Documents to which it is a party.

        2.2 Authorization. The execution, delivery and performance by Salton/Maxim of this Agreement, the borrowings hereunder and the execution, delivery and performance of each of the Loan Documents to which it is a party:

                (a) have been duly authorized by all requisite corporate action, including, without limitation, by the Board of Directors of Salton/Maxim;

                (b) will not violate any provisions of law, or Salton/Maxim's Certificate of Incorporation, as amended to the date hereof; and

                (c) except as set forth in Schedule 2.2, will not violate or be in conflict with, result in a breach of, or constitute a default under, any material indenture, agreement or other instrument to which Salton/Maxim is a party or by which Salton/Maxim or any of its properties is bound, or any order, writ, injunction or decree of any court of governmental institution (other than such violations, breaches and defaults as shall have been waived prior to the funding of the Loan).

        2.3 Enforceability. This Agreement and all other Loan Documents to which Salton/Maxim is a party referred to herein, when executed and delivered by Salton/Maxim hereunder or thereunder, will constitute legal, valid and binding obligations of Salton/Maxim, enforceable against it in accordance with their respective terms.

        2.4 Use of Proceeds. The proceeds of the Loan shall be used for working capital and for other corporate purposes, and Salton/Maxim will not use any portion of such proceeds for the benefit of any person other than Salton/Maxim and its wholly-owned subsidiaries.

                                  SECTION 3

                             CONDITIONS PRECEDENT
                             --------------------

        The obligations of Windmere under this Agreement are subject to the following conditions precedent:

        3.1 Supporting Documents. Windmere shall have received from Salton/Maxim on or prior to the date of funding under the Loan:

                (a) a certificate of the Secretary of Salton/Maxim dated as of the date of the funding under the Loan, certifying as to: (i) resolutions of the Board of Directors of Salton/Maxim authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, and the execution and delivery to Windmere of the other Loan Documents to which it is a party, and the full force and effect of such resolutions on the date of the funding under the Loan, and (ii) the incumbency and signature of each of the officers of Salton/Maxim signing this Agreement and the other Loan Documents to which it is a party;

                (b)     the Note, duly executed by Salton/Maxim; and

                (c) the Security Agreement, substantially in the form attached hereto as Exhibit B, duly executed by Salton/Maxim.

        3.2 Representations and Warranties. The representations and warranties of Salton/Maxim contained herein shall be true and correct in all material respects as of the date of funding under the Loan, and Windmere shall have received from Salton/Maxim on or prior to such date a certificate of the Chairman of the Board, the President or the Executive Vice President of Salton/Maxim certifying to such effect.

                                  SECTION 4


                            AFFIRMATIVE COVENANTS
                            ---------------------

        Salton/Maxim covenants and agrees with Windmere, that from the date hereof and so long as this Agreement remains in effect, or any obligations under the Note remain outstanding and unpaid, unless Windmere shall otherwise consent in writing delivered to Salton/Maxim, it shall:

        4.1 Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the existence of Salton/Maxim.

        4.2 Notice. Give prompt written notice to Windmere of all Events of Default (as defined below) or any default of which Salton/Maxim becomes aware, under any of the terms and provisions of this Agreement, the Loan Documents or Senior Indebtedness (as defined below).

        4.3 Books and Records. Keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles consistently applied, and permit Windmere or any of its designated officers, employees, agents and representatives, to have access thereto, and to make examination thereof, to make audits, and to inspect and otherwise check the properties, real, personal and mixed, of Salton/Maxim at all reasonable times upon reasonable notice.

        4.4 Guaranties by Subsidiaries. During the term hereof, Salton/Maxim shall cause each of its subsidiaries, if and when formed, to execute a guaranty in form and substance reasonably satisfactory to Windmere.

                                  SECTION 5


                                 THE CLOSING


        5.1 Funding Date. The funding of the Loan hereunder shall occur on the business day designated by Salton/Maxim to Windmere in writing at least two business days prior thereto; provided, that all conditions precedent have been satisfied.

                                  SECTION 6


                              EVENTS OF DEFAULT

        6.1 Events of Default. Upon an occurrence of the following events (each, an "Event of Deault"), the principal amount outstanding, plus all interest accrued thereon, shall be immediately due and payable upon the delivery by Windmere to Salton/Maxim notice hereof.

        (a) Nonpayment of principal and interest hereunder when and as the same shall become due hereunder;

        (b) The failure by Salton/Maxim to observe or perform any term, covenant or condition contained in the Loan Documents, and such failure shall not have been cured within the period of grace, if any, provided therein;

        (c) The entry by Salton/Maxim of any agreement providing for any merger, consolidation, reorganization, liquidation, winding up, or dissolution (or if Salton/Maxim suffers any liquidation or dissolution), or if Salton/Maxim conveys, sells, assigns, leases, transfers, or otherwise disposes of, in one transaction or a series of transactions, substantially all of its business, property or assets, whether now owned or hereafter acquired, except for a merger in which Salton/Maxim is the surviving entity;

        (d) Voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership or similar proceedings are commenced by or against Salton/Maxim, and such proceedings continue undismissed for 60 days;

        (e) One or more final judgments (for which no appeal may be taken) for the payment of money in excess of $1,000,000 in the aggregate are outstanding against Salton/Maxim or against any property or assets, and any such judgment has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

        (f) Salton/Maxim fails to pay principal, interest or premium with respect to any Senior Indebtedness of Salton/Maxim in an aggregate principal amount greater than Five Hundred
                Thousand Dollars ($500,000,) or fails to perform, observe or fulfill any term or covenant contained in any agreement or instrument under or pursuant to which any such Senior Indebtedness may have been issued, created, assumed, guaranteed or secured by Salton/Maxim, and such default continues beyond the period of grace, if any, specified therein and permits the holder of such Senior Indebtedness to accelerate the maturity thereof.

                                  SECTION 7

                                SUBORDINATION



        7.1 Subordination. Payments under this Agreement are subordinated to repayment of all Senior Indebtedness (as defined in the next sentence), but only to the extent and in the manner provided in this Section 7.1. "Senior Indebtedness" shall mean all indebtedness owed by Salton/Maxim to Foothill Capital Corporation ("Foothill") pursuant to that certain Loan and Security Agreement, dated as of July 28, 1994, as amended (the "Foothill Facility"), by and between Foothill and Salton/Maxim and all indebtedness owed to LaSalle National Bank ("LaSalle") pursuant to that certain Loan and Security Agreement, dated as of December 30, 1991, as amended (the "LaSalle Facility") by and between LaSalle and Salton/Maxim. Salton/Maxim shall not further amend or otherwise modify the Foothill Facility or the LaSalle Facility without the prior written consent (which consent shall not be unreasonably withheld) of Windmere.

                (a) Upon any payment or distribution of the assets of Salton/Maxim, whether in cash, property or securities, from any source whatsoever, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement or adjustment of Salton/Maxim or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon as assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Salton/Maxim or otherwise), Foothill and LaSalle shall be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Senior Indebteness before any payment is made pursuant to the terms of this Agreement or the Loan Documents.

                (b) For a period, commencing on the date on which Salton /Maxim receives from Foothill or LaSalle notice that an "Event of Default" (as defined in the Foothill Facility or the LaSalle Facility, as the case may be) has occurred and ending on the date on which such Event of Default has been cured, no payment shall be made to Windmere pursuant to the terms of this Agreement or the Loan Documents.

                (c) Windmere or any subsequent holder of this Note, by its acceptance of this Note, agrees that during any Payment Blockage Period, it will not ask, demand, sue for, take or receive from Salton/Maxim, by set-off or in any other manner, any money which may now or hereafter be owing by Salton/Maxim under this Note.

                                  SECTION 8

                                MISCELLANEOUS

        8.1 Notices. Any notice required to be given by either party to the other shall be deemed given if in writing and actually delivered by an overnight courier of national repute or deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at:

        If to Windmere:                 Windmere Corporation
                                        5980 Miami Lakes Drive
                                        Miami Lakes, Florida  33014-9867
                                        Attention:  Burton A Honig,
                                        Vice President - Finance


        If to Salton/Maxim:             Salton/Maxim Housewares, Inc.
                                        550 Business Center Drive
                                        Mount Prospect, Illinois  60056
                                        Attention:  President

        8.2 Survival of Representation. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution of this Agreement, and the execution and delivery to Windmere of the Note, and shall continue in full force and effect so long as any obligation of Salton/Maxim created hereunder is outstanding and unpaid.

        8.3 Effect of Delay. Neither any failure nor any delay on the part of Windmere in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privelege.

        8.4 Modification and Waivers. No modification or waiver of any provision of this Agreement nor consent to any departure by Salton/Maxim therefrom shall in any event be effective unless the same shall be in writing and signed by Windmere, and such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Salton/Maxim in any case shall thereby entitle it to any other or further notice or demand in the same, similar or other circumstances.

        8.5 Disclaimer. Windmere shall incur no liability to Salton/Maxim in acting upon any advice received by Windmere, whether oral or written, which windmere believes in good faith to have been given by an officer or other person authorized or act on behalf of Salton/Maxim or in otherwise acting in good faith under this Agreement.

        8.6 Remedies Cumulative. Any rights or remedies of Windmere hereunder, or under any other writing shall be cumulative and in addition to every other right or remedy contained therein or herein, now in existence or existing hereafter, at law or in equity, by statute or otherwise. Upon the occurrence of an Event of Default, Windmere, may proceed to enforce any of its rights and remedies against Salton/Maxim, or against any collateral given as security for the obligations of Salton/Maxim, and Windmere may enforce such rights and remedies simultaneously, or in such order and at such time, or from time to time, as Windmere, in its sole discretion shall determine.

        8.7 Application of Payments. Payments received by Windmere from Salton/Maxim, whether direct or otherwise, shall be applied first against expenses, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that during the continuance of any Event of Default, Windmere may apply such payments in any order of priority determined by Windmere in its exclusive judgment.

        8.8 Construction. This Agreement shall be governed, and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law thereof.

        8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of Windmere and Salton/Maxim.

        8.10 Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such unenforceablity, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        8.12 Successors and Assigns: Assignment. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Salton/Maxim shall not have the right to assign its rights hereunder or any interest herein. Windmere may assign or otherwise transfer its rights and obligations hereunder to any person or entity, and such other person or entity shall thereon become vested with all the benefits in respect thereof granted to Windmere herein or otherwise.


                                   * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      WINDMERE CORPORATION



                                      BY:    Harry D. Schulman
                                            --------------------------------
                                             Name:  Harry D. Schulman
                                             Title: Senior Vice President



                                      SALTON/MAXIM HOUSEWARES, INC.



                                      BY:
                                            --------------------------------
                                             Name:
                                             Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      WINDMERE CORPORATION



                                      BY:
                                            --------------------------------
                                             Name:
                                             Title:



                                      SALTON/MAXIM HOUSEWARES, INC.



                                      BY:    William B. Rue
                                            --------------------------------
                                             Name:   William B. Rue
                                             Title:  Senior Vice President/COO







                                    - 8 -